                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY

                      -------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                      -------------------------------------

                                      AMONG

                     TWEETER HOME ENTERTAINMENT GROUP, INC.,

                              TWT ACQUISITION CORP.

                                       AND

                               SOUND ADVICE, INC.

                                  JUNE 1, 2001

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 1, 2001, among Tweeter Home Entertainment Group, Inc., a Delaware corporation ("BUYER"), TWT Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Buyer ("ACQUISITION SUB"), and Sound Advice, Inc., a Florida corporation (the "COMPANY").

         WHEREAS the respective Boards of Directors of Buyer, Acquisition Sub and the Company have approved the acquisition of the Company by Buyer on the terms and subject to the conditions set forth in this Agreement; and

         WHEREAS the respective Boards of Directors of Buyer, Acquisition Sub and the Company have each approved the merger of Acquisition Sub into the Company (the "MERGER"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share (collectively, the "SHARES") of common stock, par value $0.01 per share, of the Company (the "COMPANY COMMON STOCK"), other than those Shares of Company Common Stock owned directly or indirectly by Buyer, will be converted into the right to receive that number of shares of common stock, par value $.01 per share, of Buyer ("BUYER COMMON STOCK") equal to the Exchange Number (as defined below); and

         WHEREAS Buyer, Acquisition Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer, Acquisition Sub and the Company hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

         SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Florida Business Corporation Act (the "CORPORATION LAW"), Acquisition Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.03). Following the Effective Time, the separate corporate existence of Acquisition Sub shall cease and the Company shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of Acquisition Sub in accordance with the Corporation Law.

         SECTION 1.02. CLOSING. The closing of the Merger will take place at 10:00 a.m. (Miami time) on a date to be selected by the parties, at the offices of Greenberg, Traurig, P.A., counsel to the Company, provided, however, that unless otherwise agreed to in writing by the parties, the closing shall take place within three days of the satisfaction or waiver of the conditions set forth in Article VII (the "CLOSING DATE").

         SECTION 1.03. EFFECTIVE TIME. Subject to the provisions of this Agreement, on the Closing Date, the parties shall file Articles of Merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") executed in accordance with the relevant provisions of the Corporation Law and shall make all other filings or recordings required under the Corporation Law. The Merger shall become effective at such time as the Articles of Merger is duly filed with the Florida Secretary of State, or at such other time as Acquisition Sub and the Company shall agree should be specified in the Articles of Merger (the time the Merger becomes effective being hereinafter referred to as the "EFFECTIVE TIME").

         SECTION 1.04. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the applicable provisions of the Corporation Law.

         SECTION 1.05. ARTICLES OF INCORPORATION AND BYLAWS.

                  (a) The Articles of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall be amended to provide that the corporate name of the Surviving Corporation is "Sound Advice, Inc.".

                  (b) The bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Article I thereof shall be amended to provide that the corporate name of the Surviving Corporation is "Sound Advice, Inc.".

         SECTION 1.06. DIRECTORS. The directors of Acquisition Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

         SECTION 1.07. OFFICERS. The officers of Acquisition Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

   EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

         SECTION 2.01. EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Acquisition Sub:

                  (a) CAPITAL STOCK OF ACQUISITION SUB. Each issued and outstanding share of capital stock of Acquisition Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

                  (b) CANCELLATION OF BUYER OWNED STOCK. Each share of Company Common Stock that is held by any subsidiary of the Company and each share of Company Common Stock that is owned by Buyer, Acquisition Sub or any other subsidiary of Buyer shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF COMPANY COMMON STOCK. Each Share (other than Shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive from Buyer that number of shares of Buyer Common Stock as is equal to the Exchange Number (the "MERGER CONSIDERATION"). As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest. As used herein, the term "EXCHANGE NUMBER" means:

                           (i) to the extent the Buyer Common Stock Fair Market
Value is between $21 and $30, the Exchange Number shall be 1;

                           (ii) to the extent the Buyer Common Stock Fair Market
Value is $30 or greater, the Exchange Number shall be a number equal to a fraction, the numerator of which is 30 and the denominator of which is the Buyer Common Stock Fair Market Value; and

                           (iii) to the extent the Buyer Common Stock Fair
Market Value is below $21, the Exchange Number shall be a number equal to a fraction, the numerator of which is 21 and the denominator of which is the Buyer Common Stock Fair Market Value.

         As used herein the Buyer Common Stock Fair Market Value means the average daily closing price of one share of Buyer Common Stock as reported by Nasdaq for the 5 business days ending two days prior to the Closing Date.

                  (d) COMPANY STOCK OPTIONS. The outstanding stock options of the Company shall be treated as set forth in Section 6.07 hereof.

         SECTION 2.02. EXCHANGE OF CERTIFICATES.

                  (a) TRANSFER AGENT. Prior to the Effective Time, Buyer shall designate a bank or trust company to act as transfer agent in the Merger (the "TRANSFER AGENT"), and, from time to time on, prior to or after the Effective Time, Buyer shall make available, or cause the Surviving Corporation to make available, to the Transfer Agent sufficient shares of Buyer Common Stock necessary for the transfer of the Merger Consideration upon surrender of certificates representing Shares as part of the Merger pursuant to Section 2.01. The issuance of the Buyer Common Stock to the holders of the Shares pursuant to this Agreement will be pursuant to an effective registration statement on Form S-4 under the Securities Act of 1933, as amended (the "S-4 REGISTRATION STATEMENT").

                  (b) EXCHANGE PROCEDURE. As soon as reasonably practicable after the Effective Time, the Transfer Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (the "CERTIFICATES"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent and shall be in a form and have such other provisions as Buyer may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Transfer Agent or to such other agent or agents as may be appointed by Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Transfer Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for the Shares theretofore represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, transfer of the Merger Consideration may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such transfer shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration for each Shares theretofore represented by such Certificate which shall have been converted pursuant to Section 2.01. No interest will be paid or will accrue on the Merger Consideration upon the surrender of any Certificate. In the event any Certificate shall have been lost, stolen or destroyed, Buyer may, in its discretion and as a condition precedent to the payment of the Merger Consideration in respect of the shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Buyer, the Surviving Corporation or the Transfer Agent.

                  (c) NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK. All Merger Consideration received upon the surrender of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares theretofore represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Transfer Agent for any reason, they shall be canceled and exchanged as provided in this
Article II.

                  (d) NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional Buyer Common Stock shall be issued in connection with the Merger, and such fractional interest shall not entitle the owner thereof to vote or to any rights of a stockholder. In lieu of any such fractional shares, each holder of Shares who would otherwise have been entitled to a fraction of a share of Buyer Common Stock upon surrender of stock certificates for exchange pursuant to this Article II shall be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the average closing price for a share of Buyer Common Stock on the Nasdaq National Market for the five (5) trading days ending two business days prior to the Effective Time.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Buyer and Acquisition Sub that, other than as supplemented or modified by information set forth in the Company SEC Documents and the disclosure schedules referenced below, the following statements are correct and complete as of the date of this Agreement:

         SECTION 3.01. ORGANIZATION. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect (as defined in Section 9.03) on the Company. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger. The Company has made available to Buyer complete and correct copies of its Articles of Incorporation and Bylaws and the certificates of incorporation and bylaws (or similar organizational documents) of the Company's subsidiaries.

         SECTION 3.02. SUBSIDIARIES. Other than those disclosed in the Company SEC Documents, the only subsidiaries of the Company are listed in Section 3.02(a) of the disclosure schedule annexed hereto as Annex 1 (the "COMPANY DISCLOSURE SCHEDULE"). All the outstanding shares of capital stock of each such subsidiary are owned by the Company, by another wholly owned subsidiary of the Company or by the Company and another wholly owned subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "LIENS") except as otherwise specified on Section 3.02(a) of the Company Disclosure Schedule, and are duly authorized, validly issued, fully paid and nonassessable. The Company also owns the partnership and joint venture interests identified in Section 3.02(b) of the Company Disclosure Schedule free and clear of any Liens. Except as otherwise specified in Section 3.02(b) of the Company Disclosure Schedule, the Company owns 100% of such partnership and joint venture interests. Except for the capital stock of its subsidiaries, the partnership interests in the partnerships listed in Section 3.02(b) of the Company Disclosure Schedule and the Company's ownership interest in certain incidental investments (the aggregate book value of which do not exceed $5,000), the Company does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists of 10,000,000 shares of Company Common Stock. At the close of business on May 1, 2001, (i) 4,073,745 shares of Company Common Stock were issued and outstanding, and (ii) 1,004,000 shares of Company Common Stock were reserved for issuance upon exercise of outstanding and future grants of Company Stock Options (as defined in Section 6.07), of which 970,500 options were issued and outstanding and 33,500 options were available for grant under the Company's Option Plans (not including the 500,000 increase in the number of shares issuable under the Company's Amended and Restated 1999 Stock Option Plan, which increase has been approved by the Company's Board of Directors but is subject to the approval of its shareholders (the "PROPOSED INCREASE"). Except as set forth above, and except for shares issued upon the exercise of Company Stock Options since May 1, 2001 and the Proposed Increase, as of the date of this Agreement, no shares of capital stock or other voting securities of the Company have been issued or reserved for issuance. Except for those rights (the "RIGHTS AGREEMENT RIGHTS") outstanding under the 1997 Common Stock Purchase Rights Agreement (the "RIGHTS AGREEMENT") there are no outstanding rights under any Company rights agreement. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or other transfer restrictions or conditions. There are no bonds, debentures, notes or other indebtedness of the Company having the right to (i) convert into or that are exchangeable for any capital stock, securities or equity interests of the Company or (ii) vote (or convertible into, or exchangeable for securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its subsidiaries is a party or by which any of them is bound obligating the Company or, any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of the Company or of any of its subsidiaries or instruments convertible into any of the foregoing or obligating the Company or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations (i) of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or (ii) of the Company to vote or to dispose of any shares of the capital stock of any of its subsidiaries. Except as set forth in Section 3.03 of the Company Disclosure Schedule, there are no restrictions on the right of the Company to vote or dispose of any shares of the capital stock of its subsidiaries.

         SECTION 3.04. AUTHORITY. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of the terms of this Agreement and the Merger by the holders of a majority of the Shares (the "COMPANY STOCKHOLDER APPROVAL")). The execution, delivery and performance of this Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of Buyer and Acquisition Sub, constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         SECTION 3.05. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder (including the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to any required approval by the Company's stockholders of this Agreement and the Merger (the "PROXY STATEMENT")), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and Section 607 of the Corporation Law, or state securities or blue sky laws neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company or of the similar organizational documents of any of its subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "GOVERNMENTAL ENTITY") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on the Company or prevent or materially delay the consummation of the Merger),
(iii) except as set forth in Section 3.05 of the Company Disclosure Schedule, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound.

         SECTION 3.06. SEC REPORTS AND FINANCIAL STATEMENTS. The Company has filed with the SEC, and has heretofore made available to Buyer true and complete copies of, all forms, reports, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act or the Securities Act of 1933 (the "SECURITIES ACT") (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "COMPANY SEC DOCUMENTS"). The Company SEC Documents, at the time filed, except to the extent subsequently amended and on file with the SEC, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Company SEC Document, the Company SEC Documents and such press release do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents, as well as the Company's financial statements as of and for the twelve months ended January 31, 2001 (the "BALANCE SHEET DATE") heretofore delivered to Buyer, as of the dates thereof comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of the Company's subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

         SECTION 3.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 3.07 of the Company Disclosure Schedule, since the Balance Sheet Date, the Company and its subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 9.03) with respect to the Company. Except as contemplated by Section 6.07 or as set forth in Section 3.07 of the Company Disclosure Schedule, since the Balance Sheet Date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any material change in accounting methods, principles or practices by the Company (except insofar as may be required by a change in generally accepted accounting principles or adoption of a new accounting pronouncement), (iv) (V) any amendment or modification to any Company Stock Option Plan (as defined below) or any Company Stock Options (as defined below), (W) any granting by the Company or any of its subsidiaries to any executive officer of the Company or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the Balance Sheet Date, (X) any granting by the Company or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements and listed on
Section 3.15 of the Company Disclosure Schedule, (Y) except employment arrangements in the ordinary course of business consistent with past practice with employees other than any executive officer of the Company, any entry by the Company or any of its subsidiaries into any employment, severance or termination agreement with any such employee or executive officer, or (Z) except as contemplated by Section 6.07, any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on the Company, (vi) any amendments or changes in the Articles of Incorporation or Bylaws of the Company, (vii) any material revaluation by the Company of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (viii) any other action or event that would have required the consent of Buyer pursuant to Section 5.01 had such action or event occurred after the date of this Agreement.

         SECTION 3.08. NO UNDISCLOSED LIABILITIES. Except as and to the extent set forth in Section 3.08 of the Company Disclosure Schedule, as of the Balance Sheet Date, neither the Company nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be reasonably expected to have a material adverse effect on the Company or that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto). Since the Balance Sheet Date, except as and to the extent set forth in Section 3.08 of the Company Disclosure Schedule and except for liabilities or obligations incurred in the ordinary course of business consistent with past practice (but excluding in any case, any such liabilities resulting from any breach or default of any Company obligation), neither the Company nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would be reasonably expected to have a material adverse effect on the Company, or would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto).

         SECTION 3.09. BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than US Bancorp Piper Jaffray, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         SECTION 3.10. BENEFIT PLANS.

                  (a) Except as set forth in Section 3.10 of the Company Disclosure Schedule, each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (a "PENSION PLAN"), "employee welfare benefit plan" (as defined in
Section 3(1) of ERISA) (a "WELFARE Plan") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "BENEFIT PLAN") has been administered in all material respects in accordance with its terms. Except as set forth in Section 3.10 of the Company Disclosure Schedule, the Company and its subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), all other applicable laws and all applicable collective bargaining agreements. Section
3.10 of the Company Disclosure Schedule sets forth a list of all material Benefit Plans. Except as set forth in Section 3.10 of the Company Disclosure Schedule, none of the Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by Part 6 of Title I, Subtitle B of ERISA and Section 4980B of the Code or applicable state law. Except as set forth in Section 3.10 of the Company Disclosure Schedule, to the knowledge of the Company, no fiduciary of a Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to the Company. Each Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "SERVICE"), and nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to any Benefit Plan pursuant to the terms of the Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

                  (b) None of the Pension Plans is subject to Title IV of ERISA and none of the Company or any other person or entity that, together with the Company, is or was treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, including the Company, a "COMMONLY CONTROLLED ENTITY") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Pension Plan, or to any other employee pension benefit plan that is or was maintained, contributed to or required to be contributed to by a Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                  (c) No Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a commonly controlled entity would have liability pursuant to Section 4212(c) of ERISA.

                  (d) Neither the Company nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could result in a material tax or penalty on the Company under Section 4975 of the Code or Section 502(i) of ERISA.

                  (e) Each Welfare Plan which covers or has covered employees or former employees of Company and which is a "group health plan," as defined in
Section 607(l) of ERISA, has been operated in compliance in all material respects with provisions of Part 6 of Title 1, Subtitle B of ERISA and Section 4980B of the Code at all times. No Welfare Plan provides any health or life insurance benefits for retired or former employees, except as required by Part 6 of Title 1, Subtitle B of ERISA and Section 4980B of the Code, or applicable state law.

                  (f) Each Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to the Company or its subsidiaries.

         SECTION 3.11. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement, will, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.02), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Buyer or Acquisition Sub specifically for inclusion or incorporation by reference therein.

         SECTION 3.12. VOTE REQUIRED. The affirmative vote of the holders of a majority of the votes entitled to be cast of the outstanding shares of Company Common Stock is the only vote of the holders of any class of capital stock of the Company necessary to approve this Agreement and the Merger. The Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement and the Merger.

         SECTION 3.13. LITIGATION. Except as set forth in Section 3.13 of the Company Disclosure Schedule, there is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of the Company, threatened against or affecting, the Company or any of its respective properties which would have a material adverse effect on the Company.

         SECTION 3.14. COMPLIANCE WITH LAWS; NO DEFAULTS. The Company is not in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that have not had and would not result in a material adverse effect. Each material contract to which the Company or any of its assets are bound (a "COMPANY CONTRACT") is a valid, binding and enforceable obligation of the Company and in full force and effect, and the Company is not in default under any Company Contract, except as set forth in Section 3.14 of the Company Disclosure Schedule and except where the failure of any such Company Contract to be valid, binding and enforceable and in full force and effect, or such default, would not have a material adverse effect. The Company has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a material adverse effect.

         SECTION 3.15. LABOR MATTERS. The Company is not a party to or subject to any collective bargaining agreements. Except as set forth on Section 3.15 of the Company Disclosure Schedule, the Company has no material written or oral contracts with any Company employee or any other person with regard to employment, severance or other similar matters. There have been no strikes or work slowdowns pending against or affecting the Company.

         SECTION 3.16. INTELLECTUAL PROPERTY. The Company has all rights to use all of its Intellectual Property, in the manner used by the Company in the operation of its business, except (other than with respect to the use of the name "Sound Advice" in the State of Florida) where the failure to have such rights would not, individually or in the aggregate, have a material adverse effect. As used herein, the term "Intellectual Property" means all licenses, patents, copyrights, designs and drawings, engineering and manufacturing documents, technical manuals, patterns, processes, formulae, know-how, trade secrets, trademarks, service marks, trade names, inventions and discoveries (whether patentable or not), computer software, and other similar rights, and specifically include without limitation the name "Sound Advice;" and all applications therefor and registrations thereof, and specifically including any and all rights to sue for past, present and future infringement or other violations of, and all goodwill associated with, any of the foregoing.

         SECTION 3.17. TAXES. Except as set forth on Section 3.17 of the Company Disclosure Schedule:

                  (a) The Company and each affiliated group (within the meaning of Section 1504 of the Code) of which the Company is or has been a member, has timely filed (or has had timely filed on its behalf) all material Tax Returns required by applicable law to be filed by it prior to the date hereof, and all such material Tax Returns were true, correct and complete in all material respects.

                  (b) The Company has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns filed prior to the date hereof;

                  (c) The federal income Tax Returns of the Company have been examined and settled with the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1996;

                  (d) The Company and its Subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

                  (e) The Company is not party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority); and

                  (f) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to any material Taxes or Tax Return of the Company and the Company has not received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding.

                  As used herein "Taxes" (including the term "TAX") shall mean any and all taxes, charges, fees, levies or other similar assessments imposed by the Service or any other taxing authority (whether domestic or foreign) (a "TAXING AUTHORITY"), and such term shall include any interest, penalties or additional amounts with respect to any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority (foreign or domestic) with respect to Taxes.

         SECTION 3.18. ENVIRONMENTAL. To the Company's knowledge, no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or, to the knowledge of the Company, previously owned, leased or operated by the Company; and the Company has not received any notice under the citizen suit provisions of any Environmental Law or any request for information, notice, demand letter, or notice of any claim or legal proceeding with respect to any Environmental Law; excluding any of the foregoing that would not have a material adverse effect on the Company.

                  As used herein, the term "Environmental Laws" shall mean any and all applicable federal, state, county or local laws, ordinances or regulations relating to the generation, discharge, release, containment, storage, transportation, disposal, assessment or cleanup of Hazardous Materials or other contaminants or similar materials, including without limitation the following: (1) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.9601 et seq.; (2) the Toxic Substances Control Act, 15 U.S.C.ss.2101 et seq.; (3) the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C.ss.136; (4) the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801 to 1812; (5) the Federal Water Pollution Control Act, 32 U.S.C.ss.1251 et seq.; (6) the Federal Solid Waste Disposal Act; (7) the Federal Clean Air Act, 42 U.S.C.ss.1857 et seq.; and (8) any other federal, state, county, or local statutes or implementing regulations (or any other statutes or implementing regulations of any other Governmental Entity) relating to, regulating, or having jurisdiction over, any environmental contamination or Hazardous Material (as hereinafter defined).

         As used herein, the term "Hazardous Material" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance or oil or other petroleum product, including as any of the foregoing may be defined in any Environmental Law.

         SECTION 3.19. INSURANCE. Section 3.19 of the Company Disclosure Schedule accurately lists all material policies of insurance relating to the Company or its business currently maintained by the Company. Except to the extent that the following would not have a material adverse effect: (a) all such insurance is in full force and effect, (b) all premiums, including any current retrospective premiums or other like arrangement with respect to such policies of insurance have been paid when due; and (c) no notice of cancellation or termination has been received by the Company with respect to any such policy of insurance, and no claim is currently reserved or under any policy of insurance.

         SECTION 3.20. LIENS AND ENCUMBRANCES. Except as set forth on Section
3.20 of the Company Disclosure Schedule, the Company has good and marketable title to all of its assets, free and clear of all Liens other than Liens for Taxes which are not due and payable, and except to the extent that title defects or Liens would not have a material adverse effect on the Company.

         SECTION 3.21. FULL DISCLOSURE. (i) No statement contained in this Agreement or in any certificate or schedule furnished or to be furnished by the Company or its subsidiaries to Buyer or Acquisition Sub in, or pursuant to the provisions of, this Agreement, and (ii) none of the monthly consolidated financial statements for February and March 2001 heretofore furnished by the Company to Buyer, including the accompanying commentary, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                   ARTICLE IV

           REPRESENTATIONS AND WARRANTIES OF BUYER AND ACQUISITION SUB

         Buyer and Acquisition Sub represent and warrant to the Company that, other than as supplemented or modified by information set forth in the Buyer SEC Documents and the disclosure schedules referenced below, the following statements are correct and complete as of the date of this Agreement:

         SECTION 4.01. ORGANIZATION. Each of Buyer and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Merger, or (ii) have a material adverse effect (as defined in Section 9.03) on Buyer. Buyer and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing could not reasonably be expected to have a material adverse effect on Buyer or prevent or materially delay the consummation of the Merger. Buyer has made available to the Company complete and correct copies of its Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws (or similar organizational documents) of Buyer's subsidiaries.

         SECTION 4.02. SUBSIDIARIES. Other than those disclosed in the Buyer SEC Documents, the only subsidiaries of Buyer are listed in Section 4.02(a) of the disclosure schedule annexed hereto as Annex 2 (the "BUYER DISCLOSURE SCHEDULE"). All the outstanding shares of capital stock of each such subsidiary are owned by Buyer, by another wholly owned subsidiary of Buyer or by Buyer and another wholly owned subsidiary of Buyer as set forth in Section 4.02(a) of the Buyer Disclosure Schedule, free and clear of all Liens, and are duly authorized, validly issued, fully paid and nonassessable. Buyer also owns the partnership and joint venture interests identified in Section 4.02(b) of the Buyer Disclosure Schedule free and clear of any Liens. Except as otherwise specified in Section 4.02(b) of the Buyer Disclosure Schedule, Buyer owns 100% of such partnership and joint venture interests. Except for the capital stock of its subsidiaries, the capital stock of the Company, the partnership interests in the partnerships listed in Section 4.02(b) of the Buyer Disclosure Schedule and Buyer's ownership interest in certain publicly traded companies (the aggregate market value of which do not exceed $5,000,000), Buyer does not own, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture or other entity.

         SECTION 4.03. CAPITALIZATION. The authorized capital stock of Buyer consists of 30,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock. At the close of business on May 1, 2001, 18,709,024 shares of Company Common Stock were issued and outstanding and no shares of Buyer preferred stock were issued and outstanding. As of September 30, 2000, 4,190,780 shares of Buyer Common Stock were reserved for issuance upon exercise of outstanding and future grants of Buyer Stock Options (as defined in Section 6.07), of which 1,927,060 options were issued and outstanding and 2,263,720 options were available for grant under the Buyer's option plans. Except as set forth above, and except for shares issued (i) upon the exercise of Buyer Stock Options since September 30, 2000, (ii) shares issued or issuable pursuant to the transactions described in Section 4.07 of the Buyer Disclosure Schedule, and
(iii) except as permitted pursuant to Section 5.02(c), as of the date of this

Agreement, no shares of capital stock or other voting securities of Buyer were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of Buyer are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, rights of first refusal or other transfer restrictions or conditions. There are no bonds, debentures, notes or other indebtedness of Buyer having the right to (i) convert into or that are exchangeable for any capital stock, securities or equity interests of Buyer or (ii) vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Buyer may vote. Except as set forth above, there are not any securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Buyer or any of its subsidiaries is a party or by which any of them is bound obligating Buyer or, any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other securities of Buyer or of any of its subsidiaries or instruments convertible into any of the foregoing or obligating Buyer or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are not any outstanding contractual obligations (i) of Buyer or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Buyer or (ii) of Buyer to vote or to dispose of any shares of the capital stock of any of its subsidiaries. Except as set forth in Section 4.03 of the Buyer Disclosure Schedule, there are no restrictions on the right of Buyer to vote or dispose of any shares of the capital stock of its subsidiaries.

         SECTION 4.04. AUTHORITY. Buyer and Acquisition Sub have requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than and subject to the stockholder approvals as described in Section 4.13). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer and Acquisition Sub and no other corporate proceedings on the part of Buyer and Acquisition Sub are necessary to authorize this Agreement or to consummate such transactions (other than and subject to the Buyer stockholder approval as described in Section 4.13 (the "BUYER STOCKHOLDER APPROVAL")). This Agreement has been duly executed and delivered by Buyer and Acquisition Sub, as the case may be, and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of each of Buyer and Acquisition Sub enforceable against them in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

         SECTION 4.05. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act and the Exchange Act, the HSR Act and Section 252 of the Delaware Corporation Law and the Corporation Law, state securities and blue sky laws neither the execution, delivery or performance of this Agreement by Buyer and Acquisition Sub nor the consummation by Buyer and Acquisition Sub of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate/Articles of Incorporation or bylaws of Buyer and Acquisition Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not be reasonably expected to prevent or materially delay the consummation of the Merger), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Buyer or Acquisition Sub is a party or by which either of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or Acquisition Sub or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

         SECTION 4.06. SEC REPORTS AND FINANCIAL STATEMENTS. Buyer has filed with the SEC, and has heretofore made available to the Company true and complete copies of, all forms, reports, schedules, statements and other documents (other than preliminary materials) required to be filed by it under the Exchange Act or the Securities Act) (such forms, reports, schedules, statements and other documents, including any financial statements or schedules included therein, are referred to as the "BUYER SEC DOCUMENTS"). The Buyer SEC Documents, at the time filed, except to the extent subsequently amended and on file with the SEC, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. Except to the extent revised or superseded by a subsequently filed Buyer SEC Document or by Buyer's annual/quarterly earnings press release dated April 18, 2001, the Buyer SEC Documents and such press release do not contain an untrue statement of a material fact or omit to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Buyer included in the Buyer SEC Documents, as well as Buyer's financial statements as of and for the twelve months ended September 30, 2000 (the "BUYER BALANCE SHEET DATE") heretofore delivered to the Company, as of the dates thereof comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X promulgated by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments, none of which will be material) the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. None of Buyer's subsidiaries is required to file any forms, reports, schedules, statements or other documents with the SEC.

         SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in Section 4.07 of the Buyer Disclosure Schedule or as otherwise specifically permitted under this Agreement, since the Buyer Balance Sheet Date, there has not been any material adverse change (as defined in Section 9.03) with respect to Buyer. Except as contemplated by Section 5.02(c) or as set forth in Section
4.07 of the Buyer Disclosure Schedule, since the Buyer Balance Sheet Date, there has not been (i) any declaration, setting aside or payment of any dividend or other distribution with respect to Buyer's capital stock or any redemption, purchase or other acquisition of any of its capital stock, (ii) any split, combination or reclassification of any of Buyer's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any material change in accounting methods, principles or practices by Buyer (except insofar as may be required by a change in generally accepted accounting principles),
(iv) (V) any amendment or modification to any Buyer Stock Option Plan (as defined below) or any Buyer Stock Options (as defined below), (W) any granting by Buyer or any of its subsidiaries to any executive officer of Buyer or any of its subsidiaries of any increase in compensation, except in the ordinary course of business (including in connection with promotions) consistent with past practice or as was required under employment agreements in effect as of the Buyer Balance Sheet Date, (X) any granting by Buyer or any of its subsidiaries to any such officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of the Buyer Balance Sheet Date and listed on Section 4.16 of the Buyer Disclosure Schedule, or (Y) except as contemplated by Section 6.07, any increase in or establishment of any bonus, insurance, deferred compensation, pension, retirement, profit-sharing, stock option (including the granting of stock options, stock appreciation rights, performance awards or restricted stock awards or the amendment of any existing stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or agreement or arrangement, (v) any damage, destruction or loss, whether or not covered by insurance, that has or reasonably could be expected to have a material adverse effect on Buyer, (vi) any amendments or changes in the Certificate of Incorporation or Bylaws of Buyer, (vii) any material revaluation by Buyer of any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (viii) any other action or event that would have required the consent of Buyer pursuant to Section 5.01 had such action or event occurred after the date of this Agreement.

         SECTION 4.08. NO UNDISCLOSED LIABILITIES. As of the Buyer Balance Sheet Date, neither Buyer nor any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be reasonably expected to have a material adverse effect on Buyer or that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Buyer and its subsidiaries (including the notes thereto). Since the Buyer Balance Sheet Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice (but excluding in any case, any such liabilities resulting from any breach or default of any Buyer obligation), neither Buyer nor any of its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that would be reasonably expected to have a material adverse effect on Buyer, or would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Buyer and its subsidiaries (including the notes thereto).

         SECTION 4.09. BROKERS; FEES AND EXPENSES. No broker, investment banker, financial advisor or other person, other than Deutsche Banc Alex. Brown, the fees and expenses of which will be paid by Buyer, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

         SECTION 4.10. BENEFIT PLANS.

                  (a) Except as set forth in Section 4.10 of the Buyer Disclosure Schedule, each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) (a "PENSION PLAN"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) (a "WELFARE PLAN") and each other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by Buyer or its subsidiaries for the benefit of any present or former employee, officer or director (each of the foregoing, a "BUYER BENEFIT PLAN") has been administered in all material respects in accordance with its terms. Buyer and its subsidiaries and all the Buyer Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended, all other applicable laws and all applicable collective bargaining agreements. Section 4.10 of the Buyer Disclosure Schedule sets forth a list of all material Buyer Benefit Plans. Except as set forth in Section 4.10(a) of the Buyer Disclosure Schedule, none of the Welfare Plans promises or provides retiree medical or other retiree welfare benefits to any person. To the knowledge of Buyer, no fiduciary of a Buyer Benefit Plan has breached any of the responsibilities or obligations imposed upon fiduciaries under Title I of ERISA, which breach would reasonably be expected to result in any material liability to Buyer. Each Buyer Benefit Plan intended to qualify under section 401(a) of the Code and each trust intended to qualify under section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which would reasonably be expected to impair such determination. All contributions required to be made with respect to any Buyer Benefit Plan pursuant to the terms of the Buyer Benefit Plan or any collective bargaining agreement, have been made on or before their due dates.

                  (b) None of the Pension Plans is subject to Title IV of ERISA and none of Buyer or any other person or entity that, together with Buyer, is or was treated as a single employer under Section 414 of the Code or pursuant to Title IV of ERISA (each, including Buyer, a "BUYER COMMONLY CONTROLLED ENTITY") has any liability under Title IV of ERISA (whether actual or contingent) with respect to a Pension Plan, or to any other employee pension benefit plan that is or was maintained, contributed to or required to be contributed to by a Buyer Commonly Controlled Entity (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation (other than for payment of premiums not yet due), which liability has not been fully paid.

                  (c) No Buyer Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid or as to which a commonly controlled entity would have liability pursuant to Section 4212(c) of ERISA.

                  (d) Neither Buyer nor any trustee, administrator, other fiduciary or any other "party in interest" or "disqualified person" with respect to the Pension Plans or Welfare Plans, has engaged in a "prohibited transaction" (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could result in a material tax or penalty on Buyer under Section 4975 of the Code or Section 502(i) of ERISA.

                  (e) Each Welfare Plan which covers or has covered employees or former employees of Buyer and which is a "group health plan," as defined in
Section 607(l) of ERISA, has been operated in compliance in all material respects with provisions of Part 6 of Title 1, Subtitle B of ERISA and Section 4980B of the Code at all times. No Welfare Plan provides any health or life insurance benefits for retired or former employees, except as required by Part 6 of Title 1, Subtitle B of ERISA and Section 4980B of the Code, or applicable state law.

                  (f) Each Buyer Benefit Plan that is a Welfare Plan may be amended or terminated at any time after the Effective Time without material liability to Buyer or its subsidiaries.

         SECTION 4.11. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Buyer or Acquisition Sub specifically for inclusion or incorporation by reference in the Proxy Statement will at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Buyer or Acquisition Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein.

         SECTION 4.12. INTERIM OPERATIONS OF ACQUISITION SUB. Acquisition Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         SECTION 4.13. VOTE REQUIRED; BOARD DETERMINATION. The affirmative vote of the holders of a majority of the votes entitled to be cast of the outstanding shares of Buyer Common Stock is the only vote of the holders of any class of capital stock of Buyer necessary to approve the issuance of the Buyer Common Stock in the Merger. The Board of Directors of Buyer, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement and the Merger.

         SECTION 4.14. LITIGATION. Except as set forth in Section 4.14 of the Buyer Disclosure Schedule, there is no claim, action, suit, investigation or proceeding pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer or any of its respective properties which would have a material adverse effect on Buyer.

         SECTION 4.15. COMPLIANCE WITH LAWS; NO DEFAULTS. Buyer is not in violation of any statute, law, ordinance, regulation, rule, judgment, decree, order, writ, injunction, permit or license or other authorization or approval of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that have not had and would not result in a material adverse effect. Each material contract to which Buyer or any of its assets are bound (a "BUYER CONTRACT") is a valid, binding and enforceable obligation of Buyer and in full force and effect, and Buyer is not in default under any Buyer Contract, except where the failure of any such Buyer Contract to be valid, binding and enforceable and in full force and effect, or such default, would not have a material adverse effect. Buyer has all permits and licenses necessary to carry on the business conducted by it as of the date hereof, except where the failure to have such permit or license would not, individually or in the aggregate, have a material adverse effect.

         SECTION 4.16. LABOR MATTERS. Buyer is not a party to or subject to any collective bargaining agreements. Except as set forth on Section 4.16 of the

Buyer Disclosure Schedule, Buyer has no material written or oral contracts with any Buyer employee or any other person with regard to employment, severance or other similar matters. There have been no strikes or work slowdowns pending against or affecting Buyer.

         SECTION 4.17. INTELLECTUAL PROPERTY. Except as set forth on Section
4.17 of the Buyer Disclosure Schedule, Buyer has all rights to use all of its Intellectual Property, in the manner used by Buyer in the operation of its business, except (other than with respect to the name "Tweeters") where the failure to have such rights would not, individually or in the aggregate, have a material adverse effect. As used herein, the term "Intellectual Property" means all licenses, patents, copyrights, designs and drawings, engineering and manufacturing documents, technical manuals, patterns, processes, formulae, know-how, trade secrets, trademarks, service marks, trade names (including, without limitation, the name "Tweeter"), inventions and discoveries (whether patentable or not), computer software, and other similar rights; and all applications therefor and registrations thereof, and specifically including any and all rights to sue for past, present and future infringement or other violations of, and all goodwill associated with, any of the foregoing.

         SECTION 4.18. TAXES.

                  (a) Buyer and each affiliated group (within the meaning of Section 1504 of the Code) of which Buyer is or has been a member, has timely filed (or has had timely filed on its behalf) all material Tax Returns required by applicable law to be filed by it prior to the date hereof, and all such material Tax Returns were true, correct and complete in all material respects.

                  (b) Buyer has paid (or has had paid on its behalf) all Taxes shown due with respect to Tax Returns filed prior to the date hereof;

                  (c) The federal income Tax Returns of Buyer have been examined and settled with the Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all years through 1997;

                  (d) Buyer and its subsidiaries have complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes;

                  (e) Buyer is not party to any tax allocation, tax sharing, tax indemnity or similar agreement (whether or not in writing), arrangement or practice with respect to Taxes (including any advance pricing agreement, closing agreement or other agreement relating to Taxes with any Taxing Authority);

                  (f) Neither Buyer nor any affiliate is obligated to make any payments that may constitute "excess parachute payments," as defined in Section 280G of the Code; and

                  (g) No federal, state, local or foreign audits or administrative proceedings are presently pending with regard to any material Taxes or Tax Return of Buyer and Buyer has not received a written notice of any proposed audit or proceeding regarding any pending audit or proceeding.

         SECTION 4.19. ENVIRONMENTAL. Except as set forth on Section 4.19 of the Buyer Disclosure Schedule: to the Buyer's knowledge, no Hazardous Material has been discharged, disposed of, dumped, injected, pumped, deposited, spilled, leaked, emitted or released at, on or under any property now or, to the knowledge of Buyer, previously owned, leased or operated by Buyer; and Buyer has not received any notice under the citizen suit provisions of any Environmental Law or any request for information, notice, demand letter, or notice of any claim or legal proceeding with respect to any Environmental Law; excluding any of the foregoing that would not have a material adverse effect on Buyer.

         SECTION 4.20. INSURANCE. Section 4.20 of the Buyer Disclosure Schedule accurately lists all material policies of insurance relating to Buyer or its business currently maintained by Buyer. Except to the extent that the following would not have a material adverse effect: (a) all such insurance is in full force and effect, (b) all premiums, including any current retrospective premiums or other like arrangement with respect to such policies of insurance have been paid when due; and (c) no notice of cancellation or termination has been received by Buyer with respect to any such policy of insurance, and no claim is currently reserved or under any policy of insurance.

         SECTION 4.21. LIENS AND ENCUMBRANCES. Except as set forth on Section
4.21 of the Buyer Disclosure Schedule, Buyer has good and marketable title to all of its assets, free and clear of all Liens other than Liens for Taxes which are not due and payable, and except to the extent that title defects or Liens would not have a material adverse effect on Buyer.

         SECTION 4.22. FULL DISCLOSURE. No statement contained in this Agreement or in any certificate or schedule furnished or to be furnished by Buyer or its subsidiaries to the Company in, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                    ARTICLE V

                                    COVENANTS

         SECTION 5.01. COVENANTS OF THE COMPANY. The Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or the Company Disclosure Schedule):

                  (a) ORDINARY COURSE. The Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course and the Company shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, landlords and others having business dealings with the Company and its subsidiaries.

                  (b) DIVIDENDS; CHANGES IN STOCK. The Company shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of the Company to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of the Company or its subsidiaries or any other securities thereof.

                  (c) ISSUANCE OF SECURITIES. The Company shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, or amend or modify any agreement or obligation in effect on the Balance Sheet Date with respect to: any shares of its capital stock of any class or any securities or other instruments convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities or instruments, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement under stock option plans as in effect as of the Balance Sheet Date and in accordance with the terms of such Company Stock Options, (ii) issuances by a wholly-owned subsidiary of the Company of its capital stock to its parent, (iii) the termination of its ESOP pursuant to this Agreement or (iv) up to 33,500 shares or securities convertible into shares issued in the ordinary course of business.

                  (d) GOVERNING DOCUMENTS. The Company shall not, and shall not permit any of its subsidiaries to, amend or propose to amend its Articles of Incorporation or bylaws (or similar organizational documents).

                  (e) NO ACQUISITIONS. The Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Buyer, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any substantial assets of (other than inventory and equipment in the ordinary course consistent with past practice, to the extent not otherwise prohibited by this Agreement), or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof.

                  (f) NO DISPOSITIONS. Other than dispositions in the ordinary course of business consistent with past practice, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Buyer, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise transfer or dispose of, any of its assets.

                  (g) INDEBTEDNESS. The Company shall not, and shall not permit any of its subsidiaries to, (i) incur (which shall not be deemed to include credit agreements, lines of credit or similar agreements until borrowings are made under such agreements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any obligation or debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice under the Company's credit facility existing and in effect on the date of this Agreement, or (ii) make any loans, advances or capital contributions to, or investments in, any other person, other than, with respect to both clause (i) and (ii) above, to the Company or any direct or indirect wholly owned subsidiary of the Company.

                  (h) ADVICE OF CHANGES; FILINGS. The Company shall confer with Buyer on a regular and frequent basis as reasonably requested by Buyer, report on operational matters and promptly advise Buyer orally and, if requested by Buyer, in writing of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on the Company. The Company shall promptly provide to Buyer (or its counsel) copies of all filings made by the Company with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (i) ACCOUNTING CHANGES. The Company shall not make any material change, other than as required by the SEC or law, with respect to any accounting methods, principles or practices used by the Company (except insofar as may be required by a change in generally accepted accounting principles, of which the Company shall promptly notify Buyer).

                  (j) DISCHARGE OF LIABILITIES. Except for fees and expenses related to the transactions contemplated herein, the Company shall not, and shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of (i) liabilities recognized or disclosed in the Company's most recent financial statements within the Company's most recently filed Annual Report on Form 10-K, (ii) liabilities not required by generally accepted accounting principles to be recognized or disclosed therein and incurred in the ordinary course of business consistent with past practice or (iii) liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice. The Company shall not, and shall not permit any of its subsidiaries to, waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

                  (k) COMPENSATION OF COMPANY EMPLOYEES. Except as provided in
Section 3.07 of the Company Disclosure Schedule or in Section 6.07 or in the proviso below, the Company and its subsidiaries will not, without the prior written consent of Buyer, except as may be required by law, (i) enter into, adopt, amend or terminate any Company employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any director, executive officer or current or former key employee, (ii) increase in any manner or amend the compensation or fringe benefits of, or pay any bonus to, any director, executive officer or key employee, except as required by any Company employee benefit plan or agreement with such employees as in effect as of the Balance Sheet Date,
(iii) enter into, adopt, amend or terminate any Company employee benefit plan or other benefit plan or agreement, arrangement, plan or policy for the benefit of any employees who are not directors, executive officers or current or former key employees of the Company, other than increases in the compensation of employees made in the ordinary course of business consistent with past practice, or (iv) pay any benefit not required by any plan or arrangement as in effect as of the Balance Sheet Date (including the granting of, acceleration of exercisability of or vesting of stock options, stock appreciation rights or restricted stock).

                  (l) MATERIAL CONTRACTS. Except in the ordinary course of business consistent with past practice, and except as necessary to implement the terms of this Agreement and the other agreements entered into by the Company pursuant to this Agreement, neither the Company nor any of its subsidiaries shall (i) enter into, modify, amend or terminate any material contract or agreement to which the Company or such subsidiary is or is to become a party, or
(ii) waive, release or assign any material rights or claims; provided that in no event shall the Company enter into, modify, amend or terminate any lease of real estate, or waive, release or assign any material rights or claims thereunder, without Buyer's prior written consent.

                  (m) NO DISSOLUTION, ETC. The Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of the Company or any of its subsidiaries.

                  (n) TAX ELECTION. Except as set forth in Section 3.17 of the Company Disclosure Schedule, the Company shall not make any tax election or settle or compromise any material income tax liability.

                  (o) FINANCIAL STATEMENTS. The Company shall promptly provide Buyer with copies of its internal monthly financial reports.

                  (p) BENEFIT PLANS. The Company shall, and shall cause its subsidiaries to, (i) afford Buyer, and the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours, to all records and information relating to the Company's Benefit Plans and the administration thereof, upon reasonable notice and subject to restrictions contained in confidentiality agreements, and (ii) in the event that Buyer's investigations reveal any noncompliance with law or with the terms of any such Benefit Plans, cooperate with Buyer in undertaking promptly all such remedial steps and making all such tax and other filings as Buyer may reasonably recommend.

                  (q) GENERAL. The Company shall not, and shall not permit any of its subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 5.01.

         SECTION 5.02. COVENANTS OF BUYER AND ACQUISITION SUB. Buyer agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or Buyer Disclosure Schedule):

                  (a) ORDINARY COURSE. Buyer shall, and shall cause its subsidiaries to, use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers, landlords and others having business dealings with Buyer and its subsidiaries.

                  (b) DIVIDENDS; CHANGES IN STOCK. Buyer shall not, and shall not permit any of its subsidiaries to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a direct or indirect wholly owned subsidiary of Buyer to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of capital stock of Buyer or its subsidiaries or any other securities thereof.

                  (c) ISSUANCE OF SECURITIES. Buyer shall not, and shall not permit any of its subsidiaries to, issue, deliver, sell, pledge or encumber, or authorize or propose the issuance, delivery, sale, pledge or encumbrance of, or amend or modify any agreement or obligation in effect on Buyer Balance Sheet Date with respect to: any shares of its capital stock of any class or any securities or other instruments convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities or instruments, or any other ownership interest (including stock appreciation rights or phantom stock) other than (i) the issuance of shares of Buyer Common Stock upon the exercise of Buyer Stock Options outstanding on the date of this Agreement under stock option plans as in effect as of the Buyer Balance Sheet Date and in accordance with the terms of such Buyer Stock Options,
(ii) issuances by a wholly-owned subsidiary of Buyer of its capital stock to its parent (iii) the issuance, between the Buyer Balance Sheet Date and the Closing Date, of no more than 750,000 stock options under existing Buyer Stock Option Plans, and (iv) an amendment to the Buyer Stock Option Plan to increase the number of options issuable in order to accommodate the transaction contemplated by this Agreement.

                  (d) GOVERNING DOCUMENTS. Buyer shall not, and shall not permit any of its subsidiaries to, amend or propose to amend its certificate of incorporation or bylaws (or similar organizational documents). Notwithstanding the foregoing, Buyer agrees to amend its certificate of incorporation, the Buyer Stock Option Plans, the Registration Statement on Form S-8 registering issuances under the Buyer Stock Option Plans, and any other governing or similar documents as shall be necessary to give effect to the transactions contemplated in this Agreement.

                  (e) NO ACQUISITIONS. Buyer shall not, and shall not permit any of its subsidiaries to, without the prior written consent of the Company, acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any substantial assets of (other than inventory and equipment in the ordinary course consistent with past practice, to the extent not otherwise prohibited by this Agreement), or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof for consideration in excess of $10,000,000 (the "Permitted Acquisitions").

                  (f) INDEBTEDNESS. Except as set forth in Section 5.02(f) of the Buyer Disclosure Schedule, and other than to Buyer or any direct or indirect wholly owned subsidiary of Buyer, Buyer shall not, and shall not permit any of its subsidiaries to incur (which shall not be deemed to include credit agreements, lines of credit or similar agreements until borrowings are made under such agreements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of Buyer or any of its subsidiaries, guarantee any obligation or debt securities of others, enter into any "keep-well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for working capital borrowings incurred in the ordinary course of business consistent with past practice and borrowings in connection with Permitted Acquisitions, in either case under Buyer's existing credit facility, as in effect on the date of this Agreement or as amended to be increased to allow borrowing of up to $75.0 million accordance with negotiations underway as of the date of this Agreement.

                  (g) ADVICE OF CHANGES; FILINGS. Buyer shall confer with the Company on a regular and frequent basis as reasonably requested by the Company, report on operational matters and promptly advise the Company orally and, if requested by the Company, in writing of any change or event having, or which, insofar as can reasonably be foreseen, is likely to have, a material adverse effect on Buyer. Buyer shall promptly provide to the Company (or its counsel) copies of all filings made by Buyer with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  (h) ACCOUNTING CHANGES. Buyer shall not make any material change, other than as required by the SEC or law, with respect to any accounting methods, principles or practices used by Buyer (except insofar as may be required by a change in generally accepted accounting principles, of which Buyer shall promptly notify the Company and except in accordance with the implementation of new pronouncements or regulations adopted by the financial accounting standards board relating to the impairment of goodwill in connection with acquisitions).

                  (i) NO DISSOLUTION, ETC. Buyer shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation of Buyer or any of its subsidiaries.

                  (j) TAX ELECTION. Except as set forth in Section 4.18 of the Buyer Disclosure Schedule, Buyer shall not make any tax election or settle or compromise any material income tax liability.

                  (k) FINANCIAL STATEMENTS. Buyer shall promptly provide the Company with copies of its internal monthly financial reports.

                  (l) GENERAL. Buyer shall not, and shall not permit any of its subsidiaries to, authorize any of, or commit or agree to take any of, the foregoing actions described in this Section 5.02.

         SECTION 5.03. OTHER ACTIONS.

                  (a) Except as contemplated by Section 5.01, the Company shall not, and shall not permit any of its subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations and warranties of the Company set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects.

                  (b) Except as contemplated by Section 5.02, the Buyer shall not, and shall not permit any of its subsidiaries to, take any action that could reasonably be expected to result in (i) any of the representations and warranties of the Buyer set forth in this Agreement that are qualified as to materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect, or (iii) any of the conditions to the Merger set forth in Article VII hereof not being satisfied in all material respects.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         SECTION 6.01. REGISTRATION STATEMENT/PROXY STATEMENT; QUOTATION ON
                       NASDAQ NATIONAL MARKET.

                  (a) As promptly as practicable after the execution of this Agreement, the Company and Buyer shall prepare and file with the SEC preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Buyer Common Stock to be issued in connection with the Merger. As promptly as practicable after comments are received from the SEC with respect to the preliminary proxy materials and after the furnishing by the Company and Buyer of all information required to be contained therein (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants), the Company and Buyer shall file with the SEC the definitive Proxy Statement and Buyer shall file with the SEC the Registration Statement, which Proxy Statement and Registration Statement shall each comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the SEC thereunder. Buyer and the Company shall use their reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable.

                  (b) The Company and Buyer shall cause the Proxy Statement to be mailed to their respective stockholders and, if necessary, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

                  (c) Each of Buyer and Acquisition Sub, on the one hand, and the Company, on the other hand, warrants to the other that the information provided and to be provided by Buyer and Acquisition Sub and the Company, respectively (or incorporated by reference to filings made with the SEC by Buyer and the Company, respectively), for use in each of the Registration Statement, on the date the Registration Statement becomes effective, and the Proxy Statement, on the date the Proxy Statement is filed with the SEC and on the date it is first mailed to the Company's stockholders and the date it is first mailed to Buyer's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Buyer and Acquisition Sub, on the one hand, and the Company, on the other, shall notify the other parties promptly of the receipt of any comments by the SEC and of any request by the SEC for amendments or supplements to the preliminary Proxy Statement, the Proxy Statement or the Registration Statement or for additional information, and shall supply one another with copies of all correspondence with the SEC with respect to any of the foregoing. If at any time prior to the Special Meeting, any event should occur relating to Buyer or Acquisition Sub (or any of their respective affiliates, directors or officers) which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Buyer shall promptly inform the Company. If at any time prior to the Buyer Stockholders' Meeting, any event should occur relating to the Company, its subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, the Company shall promptly inform Buyer. Whenever any event occurs which should be described in an amendment or supplement to the Proxy Statement or the Registration Statement, Buyer and the Company shall, upon learning of such event, cooperate with each other promptly to file and clear with the SEC and, if applicable, mail such amendment or supplement to the stockholders of the Company and Buyer.

                  (d) Buyer shall use its best efforts to obtain approval for quotation on the Nasdaq National Market, upon official notice of issuance, of the Buyer Common Stock to be issued pursuant to the Merger.

         SECTION 6.02. COMPANY STOCKHOLDER APPROVAL.

                  (a) The Company, acting through its Board of Directors (the "COMPANY BOARD"), shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "COMPANY STOCKHOLDERS MEETING") of its stockholders as soon as practicable for the purpose of approving and adopting the plan of merger set forth in this Agreement and approving the Merger, and, shall include in the Company Proxy Statement the recommendation of the Company Board that the stockholders of the Company vote in favor of the adoption of the plan of merger set forth in this Agreement and approval of the Merger, subject only to Section 6.14.

                  (b) Buyer agrees to cause all Shares owned by Buyer or any subsidiary of Buyer to be voted in favor of the Company Stockholder Approval.

                  (c) The Company hereby consents and agrees to the inclusion in the Proxy Statement of the recommendation of the Company's Board, subject to any modification, amendment or withdrawal thereof.

                  (d) In connection with the Merger, the Company shall cause its transfer agent to furnish Acquisition Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Acquisition Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Buyer may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the documents necessary to consummate the Merger, Buyer and Acquisition Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, shall use such information only in connection with the Merger and, if this

Agreement shall be terminated, shall, upon request, deliver, and shall use their best efforts to cause their agents to deliver, to the Company all copies of such information then in their possession or control.

         SECTION 6.03. BUYER STOCKHOLDER APPROVAL. Buyer, acting through its Board of Directors (the "BUYER BOARD"), shall, in accordance with applicable law, duly call, give notice of, convene and hold a special meeting (the "BUYER STOCKHOLDERS MEETING") of its stockholders as soon as practicable for the purpose of approving (a) the issuance of the Buyer Common Stock as the Merger Consideration pursuant to this Agreement; and (b) an increase to the number of shares of Buyer Common Stock issuable under Buyer's stock option plan; and, shall include in the Proxy Statement the recommendation of Buyer Board that the stockholders of Buyer vote in favor of such issuance and increase.

         SECTION 6.04. BUYER REGISTRATION STATEMENT. Buyer agrees to file a Registration Statement on Form S-4 (or such other form as may be deemed appropriate by the SEC) with the SEC to register the issuance of the Buyer Common Stock being issued pursuant to the merger (the "S-4 REGISTRATION STATEMENT"). Buyer also agrees to file a Registration Statement on Form S-3 (or equivalent or successor form) to register the resale of the Buyer Common Stock being issued to affiliates (as the term is used under Rule 145 of the Exchange
Act) (the "S-3 REGISTRATION STATEMENT"), pursuant to the terms and conditions set forth in the Registration Rights Agreement by and among the Buyer and certain Company shareholders dated as of the date hereof.

         SECTION 6.05. ACCESS TO INFORMATION. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company and Buyer are subject (from which they shall use reasonable efforts to be released), the Company and Buyer shall, and shall cause each of their subsidiaries to, afford to the other and to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours to all their respective properties, books, contracts, commitments and records and, during such period, the Company and Buyer shall (and shall cause each of their subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements, and (b) all other information concerning its business, properties and personnel as the other may reasonably request. Except as otherwise agreed to by the Company and Buyer, and notwithstanding termination of this Agreement, the terms of the confidentiality letter agreement, dated May 1, 2001, between the Company and Buyer shall apply to all information about the Company and Buyer which has been furnished under this Agreement by either company to the other or any other person covered by such agreement.

         SECTION 6.06. REASONABLE EFFORTS. Each of the Company, Buyer and Acquisition Sub agrees to use its reasonable efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Merger. Each of the Company, Buyer and Acquisition Sub will, and the Company shall cause each of its subsidiaries to, use its reasonable efforts to take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Buyer, Acquisition Sub, the Company or any of their subsidiaries in connection with the Merger or the taking of any action contemplated by this Agreement, except that no party need waive any substantial rights or agree to any substantial limitation on its operations or to dispose of or hold separate any material assets.

         SECTION 6.07. COMPANY STOCK OPTIONS; PLANS.

                  (a) The Company shall, effective as of the Effective Time, cause each outstanding option to purchase Company Common Stock (a "COMPANY STOCK OPTION") issued pursuant to the Company's Amended and Restated 1999 Stock Option Plan and its 1986 Stock Option Plan (the "COMPANY STOCK OPTION PLANS"), whether or not exercisable or vested, to become fully exercisable and vested. The

Company and Buyer shall cause each Company Stock Option that is outstanding to be exchanged for fully exercisable and vested options to purchase shares of Buyer Common Stock ("BUYER STOCK OPTIONS"), in an amount equal to the product of the Exchange Number times the number of shares of Company Common Stock issuable upon exercise of such Company Stock Option. Such Buyer Stock Options shall have an exercise price equal to the original exercise price for the Company Stock Options divided by the Exchange Number and shall be covered, as of the Closing, by an effective registration statement on Form S-8.

                  (b) Except as may otherwise be agreed by Buyer or Acquisition Sub and the Company, the Company Stock Option Plan shall terminate as of the Effective Time, and no holder of Company Stock Options or any participant in the Company Stock Option Plan shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                  (c) Except as may otherwise be agreed by Buyer or Acquisition Sub and the Company, all other plans, programs or arrangements providing for the issuance or grant of any other interest or payment in respect of the capital stock of the Company or any of its subsidiaries shall terminate as of the Effective Time, and no participant in any such plans, programs or arrangements shall have any rights thereunder to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

         SECTION 6.08. CONFIDENTIALITY. Prior to the Closing, each of Buyer and Acquisition Sub shall, and shall cause its affiliates (as defined in Section 9.03) and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose, or use for any purpose other than evaluating the Merger, any information of any kind concerning the Company and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer, Acquisition Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to Buyer, Acquisition Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis and other than in breach of any confidentiality obligation, and (iii) information that is required to be disclosed by Buyer, Acquisition Sub, any of their respective affiliates or any of their respective employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further that Buyer promptly shall notify the Company of any disclosure pursuant to the foregoing clause
(iii). Promptly after any termination of this Agreement, Buyer, Acquisition Sub and their representatives shall return to the Company or destroy all copies of documentation with respect to the Company that were supplied by or on behalf of the Company pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses Buyer, Acquisition Sub and/or their representatives may have prepared containing information derived from such materials.

         Prior to the Closing, the Company shall, and shall cause its affiliates (as defined in Section 9.03) and its employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose, or use for any purpose other than evaluating the Merger, any information of any kind concerning Buyer and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by Buyer, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to the Company, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers on a nonconfidential basis and other than in breach of any confidentiality obligation, and (iii) information that is required to be disclosed by the Company, any of its affiliates or any of its employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Entity; and provided further that the Company promptly shall notify Buyer of any disclosure pursuant to the foregoing clause (iii). Promptly after any termination of this Agreement, the Company and its representatives shall return to Buyer or destroy all copies of documentation with respect to Buyer that were supplied by or on behalf of Buyer pursuant to this Agreement, without retaining any copy thereof, and destroy any notes or analyses the Company and/or its representatives may have prepared containing information derived from such materials.

         SECTION 6.09. FEES AND EXPENSES; CERTAIN PAYMENTS.

                  (a) Except as provided below in this Section 6.09, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated. Notwithstanding the foregoing, Buyer shall be responsible for all filing fees required under the HSR Act in connection with the Merger and the transactions contemplated hereby.

                  (b) The Company shall immediately pay or cause to be paid to Buyer a termination fee in the amount of $4.0 million if (1) the Company terminates this Agreement pursuant to Sections 8.01(d)(iv), or (2) Buyer terminates this Agreement pursuant to Section 8.01(c)(iv).

         SECTION 6.10. INDEMNIFICATION; INSURANCE.

                  (a) Buyer and Acquisition Sub agree that all rights to indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "INDEMNIFIED PARTIES") of the Company and its subsidiaries as provided in their respective Certificate/Articles of Incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Merger and shall continue in full force and effect in accordance with their terms.

                  (b) For not less than six years from the Effective Time, Buyer shall maintain in effect the Company's current directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Buyer); PROVIDED, HOWEVER, that Buyer may substitute therefor a policy or policies of at least the same coverage and amounts containing terms that are no less advantageous in any material respect to the Indemnified Parties; and, PROVIDED, FURTHER, that in no event shall Buyer be required to expend in any one year an amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, PROVIDED, FURTHER, that if the annual premiums of such insurance coverage exceed such amount, Buyer shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

                  (c) This Section 6.10 shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, Buyer, the Surviving Corporation and the Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of Buyer and the Surviving Corporation.

         SECTION 6.11. EMPLOYMENT AND BENEFIT ARRANGEMENTS.

                  (a) From and after the Effective Time, Buyer shall cause the Surviving Corporation to honor all employment, severance, termination and retirement agreements to which the Company is a party and which are listed on
Section 3.15 of the Company Disclosure Schedule, as such agreements are in effect on the date hereof, including but not limited to the base salary or hourly rate and commission arrangements, at not less than the base salary or hourly rate and commission arrangements then applicable to such employee and to provide such benefits, holidays, vacation days, and similar benefits as are, in the aggregate, substantially comparable to those then in effect for such Employees. As used herein, "Employee" means all employees of the Company immediately prior to the Effective Time.

                  (b) For a one-year period following the Effective Time, Buyer shall cause the Surviving Corporation to continue to provide those employees of the Surviving Corporation at the Effective Time, so long as they remain employees of the Surviving Corporation, with benefits that are, in the aggregate, no less favorable to such employees as are the benefits of the Company provided to such employees immediately prior to the Effective Time

                  (c) As soon as practicable following the Effective Time, Buyer and the Surviving Corporation shall cause to be transferred (i) from the Sound Advice 401K Plan (the "COMPANY SAVINGS PLAN") to the savings plan sponsored by Buyer and the Surviving Corporation (the "BUYER SAVINGS PLAN"), and the Buyer Savings Plan shall assume, the account balance liability as of the date of transfer for each Employee who participated in the Company Savings Plan prior to the Closing Date (the "ELIGIBLE EMPLOYEES"), and (ii) from the trust relating to the Company Savings Plan, an amount in cash or other property, including participant loans, acceptable to the trustee of the Buyer Savings Plan equal to the sum of the account values (as of the date of transfer) of each Eligible Employee. The Company shall not be obligated to cause any amount to be transferred to the Buyer Savings Plan or the trust thereunder until Buyer provides evidence (such as a favorable determination letter from the Internal Revenue Service, an opinion of counsel or other reasonably satisfactory evidence) reasonably acceptable to the Company that such plan and trust satisfy the requirements for qualification under Section 40l(a) of the Internal Revenue Code (the "CODE"). Each Eligible Employee shall be entitled on the date of transfer to a nonforfeitable account balance under the Buyer Savings Plan that is not less than such Eligible Employee's nonforfeitable account balance under the Company Savings Plan immediately prior to such transfer. Buyer agrees to permit any Eligible Employee who has an unpaid loan balance under the Company Savings Plan to continue to repay such loan under the Buyer Savings Plan under the same terms as such loan was required to be repaid under the Company Savings Plan.

                  (d) Buyer and the Surviving Corporation shall take all actions required so that Employees shall receive service credit under the Surviving Corporation's vacation and compensation programs, for the duration of their service with the Company.

                  (e) For purposes of vesting and eligibility, Buyer and the Surviving Corporation shall, with respect to each benefit required to be provided under the terms of this Section 6.11, credit each Employee with all service credited to the Employee under the Company's corresponding plan, policy, program or arrangement applicable to such Employee as of the Effective Time.

                  (f) Buyer and the Surviving Corporation shall credit each Employee with any vacation and sick days accrued as of the Effective Time in accordance with the terms of the Company's vacation and sick day policies in effect as of such date.

                  (g) Medical and Dental Plans

                           (i) Effective as of the Effective Time, the Surviving
Corporation shall make enrollment available to all Employees and their eligible dependents without any waiting period in a Buyer plan or plans providing medical and dental benefits (the "BUYER MEDICAL PLANS"), to the extent such individuals were eligible for coverage under the Company Medical Plans. Such Buyer Medical Plans shall waive any restrictions and limitations for pre-existing conditions for all Employees and shall give credit to each Employee for any deductibles and out-of-pocket expenses paid during the current plan year by such Employee under Company's applicable medical and dental Plans (hereinafter collectively referred to as the "COMPANY MEDICAL PLANS").

                           (ii) The Surviving Corporation shall be responsible
for medical and dental expenses covered under the terms of the Buyer Medical Plans. If an Employee or a covered dependent of an Employee enrolled in the Company Medical Plans is hospitalized on the Effective Time, the Company Medical Plans shall continue to provide coverage for such person until he or she is discharged from the hospital, to the extent coverage is provided under the terms of the Company Medical Plans.

                           (iii) The Surviving Corporation, shall provide the
benefits, if any, required from and after the Effective Time pursuant to section 4980B of the Code or Part 6 of Title I of ERISA for any Employee who is or becomes entitled to such continuation medical coverage from the Company or Buyer or Acquisition Sub on or after the Effective Time.

                  (h) The provisions of this Section 6.11 are not intended to create rights of third party beneficiaries.

                  (i) Notwithstanding anything contained herein to the contrary, nothing in this Section 6.11 shall be deemed to be a commitment on the part of Buyer or the Surviving Corporation to provide employment to any person for any period of time and, except as otherwise provided in this Section 6.11, nothing herein shall be deemed to prevent Buyer or the Surviving Corporation from amending or terminating any benefit plan or arrangement in accordance with its terms.

         SECTION 6.12. RIGHTS AGREEMENT AMENDMENT. Subject to the terms and conditions of this Agreement, the Company shall promptly enter into an amendment to the Rights Agreement (the "RIGHTS AGREEMENT AMENDMENT") pursuant to which the Rights Agreement and the Rights Agreement Rights will not be applicable to the Merger, and consummation of the Merger shall not result in a "Distribution Date" under the Rights Agreement or in Buyer or Acquisition Sub or their affiliates being an "Acquiring Person" or in the Rights Agreement Rights becoming exercisable.

         SECTION 6.13. TAKEOVER STATUTES. If Sections 0901 or 0902 of the Florida Corporation Law or any other "fair price", "moratorium", "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (each a "TAKEOVER STATUTE") is or may become applicable to (i) the Merger; (ii) Buyer; (iii) any Company Common Stock as to which Buyer has the right to vote or to direct voting; or (iv) Buyer's ability to directly or indirectly acquire the Company Common Stock, the Company shall, to the maximum extent permissible by law, waive the provisions and protections of any such Takeover Statute, and take all other such actions as may be necessary to eliminate or minimize the effects of any Takeover Statute to Buyer.

         SECTION 6.14. NO SOLICITATION.

                  (a) From the date hereof until the termination of this Agreement, the Company agrees that neither it nor any of the officers or directors shall, and that it shall direct and use its best reasonable efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys and other agents not to, directly or indirectly, take any action to solicit, initiate, encourage or facilitate the making of any Acquisition Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any person with respect thereto, or disclose any non-public information relating to the Company or afford access to the properties, books or records of the Company to any person that has made any Acquisition Proposal; provided, that nothing contained in this Section 6.14 shall prevent the Company, after providing prior notice thereof to Buyer that it is taking such action, from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Acquisition Proposal received from such person that the Company Board determines in good faith is reasonably likely to lead to a Superior Proposal, so long as
(i) the Company has received prior to the date hereof an executed confidentiality agreement or prior to furnishing non-public information to, or entering into discussions or negotiations with, such person, the Company receives from such person an executed confidentiality agreement containing standard terms and conditions and (ii) the Company Board determines in good faith, based on such matters that it deems relevant, but in any event upon the advice of independent legal counsel, that such action is necessary for the Company Board to comply with its fiduciary duties to the Company's shareholders under applicable law; provided, further, that nothing contained in this Agreement shall prevent the Company or its board of directors from complying with Rule 14e-2 or 14d-9 under the 1934 Act with regard to an Acquisition Proposal.

                  (b) The Company will (i) promptly (and in no event later than 48 hours after the receipt of any Acquisition Proposal) notify (which notice shall be provided in writing and shall identify the person making such Acquisition Proposal and set forth the material terms thereof) Buyer after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any person that may be considering making, or has made, an Acquisition Proposal, and
(ii) keep Buyer informed on a current basis of the status and content of any discussions or negotiations with any third party regarding any Acquisition

Proposal. The Company will, and will cause the other applicable persons listed in the first sentence of Section 6.14(a) to, immediately cease and cause to be terminated all discussions and negotiations, if any, that have taken place prior to the date hereof with any parties with respect to any Acquisition Proposal, except as set forth in the proviso in Section 6.14(a).

                  (c) Except as set forth in this Section 6.14(c), the Company Board shall not (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyer, its approval or recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger,
(ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal, or (iii) cause the Company to enter into any agreement (including, without limitation, any letter of intent but excluding any confidentiality agreement) with respect to any Acquisition Proposal. Notwithstanding the foregoing, if the Company Board, after consultation with and based upon the advice of independent legal counsel, determines in good faith that it is necessary to do so in order to comply with its fiduciary duties under applicable law, it may (1) withdraw or modify, or propose publicly to withdraw or modify, its approval and recommendation of this Agreement, or any of the transactions contemplated hereby, including the Merger, (2) approve or recommend, or propose publicly to approve or recommend, a Superior Proposal or
(3) cause the Company to enter into an agreement with respect to a Superior Proposal, but in the case of clause (3) only after the expiration of three (3) business days after the date on which the Company provides written notice to Buyer advising that the Company Board has received a Superior Proposal, specifying the terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal during which period the Company Board shall consider any revised offer submitted by Buyer in its discretion (a "BUYER REVISED OFFER"). Prior to or concurrently with entering into an agreement (including a letter of intent) with respect to a Superior Proposal, the Company shall terminate this Agreement pursuant to Section 8.01(d)(iv).

         For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger or other business combination involving the Company or any of its subsidiaries, or the acquisition of any equity interest in, or a substantial portion of the assets of, or any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of, the Company or any of its subsidiaries, other than for an amount of assets not material to the Company and its subsidiaries taken as a whole, that the Company has no reason to believe would lead to a Change of Control of the Company (or to the acquisition of a substantial portion of the assets of the Company and its subsidiaries). For purposes of this Agreement, "Superior Proposal" means any bona fide Acquisition Proposal (i) on terms that the Company Board determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation, taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees included in the Acquisition Proposal, expense reimbursement provisions and conditions to consummation and after payment of the termination fee provided in Section 6.09(b) hereof) are more favorable to the Company's shareholders than the terms and conditions of this Agreement and the Merger and any Buyer Revised Offer, taken as a whole, (ii) for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Company Board, and (iii) pursuant to which no less than 100% of the Company Common Stock (or a corresponding amount of the assets of the Company and its subsidiaries) is proposed to be acquired. For purposes of this Agreement, "Change of Control" means any event or occurrence, or series of related events or occurrences, pursuant to which 20% or more of the voting power of the Company is acquired by a third party or group acting in concert in connection with the transactions contemplated by any Acquisition Proposal.

         SECTION 6.15. NOTICE OF EVENTS. The Company and Buyer shall promptly notify each other of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and (iii) any actions, suits, claims, investigations or proceedings commenced, or to the knowledge of the Company or Buyer, as the case may be, threatened, against or otherwise affecting the Company or Buyer, as the case may be, which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section
3.13 (in the case of the Company) or Section 4.14 (in the case of Buyer) or which relate to the transactions contemplated by this Agreement.

                                   ARTICLE VII

                                   CONDITIONS

         SECTION 7.01. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) This Agreement and the Merger shall have been approved and adopted by the affirmative vote or consent of the holders of at least a majority of the outstanding shares of Company Common Stock;

                  (b) The approval of Buyer's stockholders as described in
Section 6.03 shall have been obtained;

                  (c) The S-4 Registration Statement and the S-3 Registration Statement shall have been declared effective under the Securities Act and no stop order suspending the effectiveness of either Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC, and the Buyer Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq, subject to notice of issuance;

                  (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any Governmental Entity or other regulatory body required in connection with the execution, delivery and performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have a material adverse effect on the Company, shall have been obtained without the imposition of any condition having a material adverse effect on Company;

                  (e) If applicable, early termination shall have been granted or applicable waiting periods shall have expired under the HSR Act;

                  (f) No Governmental Entity or other regulatory body (including any court of competent jurisdiction) shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, or any final and nonappealable ruling, permanent injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making illegal, materially restricting or in any way preventing or prohibiting the Merger or the transactions contemplated by this Agreement; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts (subject to the other terms and conditions of this Agreement) to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered prior to it having become final and nonappealable.

         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF BUYER AND ACQUISITION SUB TO EFFECT THE MERGER. The obligations of Buyer and Acquisition Sub to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions.

                  (a) There shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on the Company;

                  (b) The representations and warranties of the Company in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                  (c) The representations and warranties of the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                  (d) The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement;

                  (e) An officer of the Company shall have delivered to Buyer and Acquisition Sub a certificate to the effect that each of the conditions specified in Sections 7.02(a), (b), (c) and (d) is satisfied in all respects;

                  (f) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of the Company or its subsidiaries is a party, or by which any of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on Company shall have been obtained (provided that the failure to obtain a landlord's consent which, upon the payment of a customary fee no greater than $1000 would be reasonably expected to be obtained, shall not be deemed to be material);

                  (g) Buyer shall have received an opinion, dated the Effective Time, of Greenberg Traurig, P.A., counsel to the Company, in form and substance reasonably satisfactory to Buyer, with respect to the matters set forth in Sections 3.01, 3.02, 3.03 and 3.04 (including as to the Company Stockholder Approval) hereof;

                  (h) No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any person against the Company, Buyer, Acquisition Sub or any of their affiliates, associates, officers or directors (i) challenging the Merger, seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement, or (ii) seeking to prohibit or impose any material limitation on the ownership or operation by Buyer, Acquisition Sub (or any of their respective affiliates or subsidiaries) of all or any portion of the business or assets of the Company or any of its subsidiaries, (iii) seeking to impose any material limitation upon the ability of Buyer (or any of its affiliates) effectively to acquire or hold or to exercise full rights of ownership of the Company and its subsidiaries, or
(iv) which otherwise is reasonably likely to have a material adverse effect on the Company or Buyer;

                  (i) The Company shall have either terminated the Rights Agreement or effected the Rights Agreement Amendment; and

                  (j) At the mailing date of the Proxy Statement and the date of the Buyer Stockholders Meeting, the Proxy Statement shall not contain, with respect to the information provided by the Company, any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF THE COMPANY TO EFFECT THE MERGER. The obligations of the Company to effect the Merger are further subject to satisfaction or waiver at or prior to the Effective Time of the following conditions:

                  (a) There shall not have occurred any change, condition, event or development that has resulted in, or could reasonably be expected to result in, a material adverse effect on Buyer.

                  (b) The representations and warranties of Buyer and Acquisition Sub in this Agreement that are qualified by materiality shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time;

                  (c) The representations and warranties of Buyer and Acquisition Sub in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time;

                  (d) Buyer and Acquisition Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement;

                  (e) An officer of Buyer and Acquisition Sub shall have delivered to the Company a certificate to the effect that each of the conditions specified in Sections 7.03(a), (b) and (c) is satisfied in all respects;

                  (f) The Company shall have received an opinion, dated the Effective Time, of Goulston & Storrs, P.C., counsel to Buyer, in form reasonably satisfactory to the Company, with respect to the matters set forth in Sections 4.01, 4.02, 4.03 and 4.04 (including as to the Buyer Stockholder Approval) hereof;

                  (g) All authorizations, consents, waivers and approvals from parties to contracts or other agreements to which any of Buyer or its subsidiaries is a party, or by which any of them is bound, as may be required to be obtained by them in connection with the performance of this Agreement, the failure to obtain which would prevent the consummation of the Merger or have, individually or in the aggregate, a material adverse effect on Buyer shall have been obtained;

                  (h) At the mailing date of the Proxy Statement and the date of the Company Stockholders Meeting, the Proxy Statement shall not contain, with respect to the information provided by Buyer and Acquisition Sub, any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading; and

                  (i) No suit, action or proceeding before any court or any governmental or regulatory authority shall have been commenced and be pending by any person (i) against the Company's officers or directors seeking to obtain any substantial damages relating to the consummation of the transactions contemplated by this Agreement from the members of the Company's Board of Directors or officers individually, or (ii) against the Company challenging the Merger which is reasonably likely to have a material adverse effect on the Buyer.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         SECTION 8.01. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company or of Buyer:

                  (a) by mutual written consent of Buyer and the Company;

                  (b) by either Buyer or the Company if any Governmental Entity shall have issued an order, injunction, decree or ruling or taken any other action (that has not been vacated, withdrawn or overturned) permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Merger and such order, decree or ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this Section 8.01(b) shall not be available to any party that has failed to perform its obligations under Section 6.06;

                  (c) by Buyer or Acquisition Sub, if

                           (i) (A) the representations and warranties of the
Company in Section 3.03 shall not have been true and correct in all material respects when made, or (B) any other representation or warranty of the Company shall not have been true and correct in all material respects when made (and, in each case, the same has continued unremedied for ten (10) business days after the Company has received written notice from Buyer or Acquisition Sub of the occurrence of such failure to be true and correct), except in any case where such failure to be true and correct would not, in the aggregate, (x) have a material adverse effect on the Company, or (y) prevent or materially delay the consummation of the Merger; or (z) result in the conditions in Sections 7.02(b) or (c) being incapable of satisfaction;

                           (ii) (A) the representations and warranties of the
Company in Section 3.03(other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made as of such later date, or (B) any other representation or warranty of the Company (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made at such later date (and, in each case, the same has continued unremedied for ten (10) business days after the Company has received written notice from Buyer or Acquisition Sub of the occurrence of such failure to be true and correct), except in any case where such failure to be true and correct would not, (x) in the aggregate, have a material adverse effect or (y) prevent or materially delay the consummation of the Merger or (z) result in the conditions in Sections 7.02(b) or (c) being incapable of satisfaction;

                           (iii) the Company shall have failed to comply (after
the passage of ten (10) business days after the Company has received notice from Buyer or Acquisition Sub of the failure) with any of its obligations or covenants contained herein except in any case where such failure to comply would not be reasonably likely to (x) have a material adverse effect with respect to the Company or (y) prevent or materially delay the consummation of the Merger; or (z) result in the conditions in Section 7.02(d) being incapable of satisfaction; or

                           (iv) the Board of Directors of the Company or any
committee thereof shall have (A) failed to approve and recommend or shall have withdrawn or modified, or publicly proposed to withdraw or modify, in a manner adverse to Buyer or Acquisition Sub its approval or recommendation of the Merger or this Agreement or (B) approved or recommended, or publicly proposed to approve or recommend, any Acquisition Proposal; or

                           (v) the Company Stockholder Approval is not obtained
by November 1, 2001.

                  (d) by the Company, if

                           (i) the representations or warranties of Buyer or
Acquisition Sub shall not have been true and correct in all material respects when made (and the same has continued unremedied for ten (10) business days after either Buyer or Acquisition Sub has received written notice from the Company of the occurrence of such failure to be true and correct), except in any case where such failure to be true and correct would not, in the aggregate, (x) have a material adverse effect on the Company, or (y) prevent or materially delay the consummation of the Merger; or (z) result in the conditions in Sections 7.03(b) or (c) being incapable of satisfaction;

                           (ii) the representations or warranties of Buyer and
Acquisition Sub (other than representations and warranties made as of a specified date) shall have ceased at any later date to be true and correct in all material respects as if made at such later date (and the same has continued unremedied for ten (10) business days after either Buyer or Acquisition Sub has received written notice from the Company of the occurrence of such failure to be true and correct), except in any case where such failure to be true and correct would not, (x) in the aggregate, have a material adverse effect or (y) prevent or materially delay the consummation of the Merger; or (z) result in the conditions in Sections 7.03(b) and (c) being incapable of satisfaction;

                           (iii) Buyer and Acquisition Sub shall have failed to
comply with any of their obligations or covenants contained herein comply (after the passage of ten (10) business days after either Buyer or Acquisition Sub has received notice from the Company of the failure), except in any case where such failure to comply would not be reasonably likely to (x) have a material adverse effect with respect to Buyer and Acquisition Sub or (y) prevent or materially delay the consummation of the Merger; or (z) result in the conditions in Sections 7.03(d) being incapable of satisfaction;

                           (iv) prior to the Company Stockholder Approval, if
the Company Board shall have received an Acquisition Proposal which the Company Board has determined in good faith is a Superior Proposal and the Company promptly following such termination enters into an agreement (including a letter of intent) providing for the transactions contemplated by such Superior Proposal after complying with Section 6.14(c) (including, without limitation, the expiration of the three (3) business day period set forth therein); provided that it shall be a condition to the effectiveness of such termination that the Company shall have made the payment referred to in Section 6.09(b) hereof;

                           (v) the Board of Directors of Buyer and Acquisition
Sub or any committee thereof shall have failed to approve and recommend or shall have withdrawn or modified in a manner adverse to the Company its approval or recommendation of the Merger, this Agreement, or the issuance of the Buyer Common Stock pursuant to the Merger; or

                           (vi) the Buyer Stockholder Approval is not obtained
by November 1, 2001.

                  (e) by either Buyer or the Company if the Effective Time shall not have occurred on or before December 31, 2001, unless extended by agreement of the parties hereto.

                  (f) by either Buyer or the Company if the average daily closing price of one share of Buyer Common Stock, as reported by Nasdaq for the 5 business days ending two days prior to the Closing Date, is less than $18.

         SECTION 8.02. EFFECT OF TERMINATION. In the event of a termination of this Agreement by any of the Company, Buyer or Acquisition Sub as provided in
Section 8.01, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Buyer, Acquisition Sub or the Company or their respective officers, directors, stockholders or affiliates, except with respect to Section 3.09, Section 4.09, the last sentence of Section 6.05,
Section 6.08, Section 6.09, Section 6.14, this Section 8.02 and Article IX; PROVIDED, HOWEVER, that nothing herein shall relieve any party for liability for any breach hereof.

         SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval and the Buyer Stockholder Approval, but, after any such approvals, no amendment shall be made which by law requires further approval by such stockholders (or which reduces the amount or changes the Merger Consideration to be delivered to such stockholders) without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.04. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by mutual action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or,
(iii) subject to the first sentence of Section 8.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.01. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, in the case of the Company, shall survive the acceptance for payment of, and payment for, Shares by Acquisition Sub pursuant to this Agreement. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

         SECTION 9.02. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

      (a)  if to Buyer or Acquisition  Tweeter Home Entertainment Group, Inc.
           Sub, to:                    10 Pequot Way
                                       Canton, MA 02021
                                       Attention:  Mr. Jeffrey Stone
                                       Telecopy No.:  (781) 830-3484
                                       Confirm No.:  (781) 830-3302

           with a copy to:             Goulston & Storrs, P.C.
                                       400 Atlantic Ave.
                                       Boston, MA 02110
                                       Attention:  Kitt Sawitsky, Esq.
                                       Telecopy No.: (617) 574-4112
                                       Confirm No.: (617) 574-4036

      and

      (b)  if to the Company, to:      Sound Advice, Inc.
                                       1901 Tigertail Boulevard
                                       Dania Beach, Florida  33004
                                       Attention:  Mr. Peter Beshouri
                                       Telecopy No.:  (954) 926-4300
                                       Confirm No.:  (954) 922-4434

           with a copy to:             Greenberg, Traurig, PA
                                       1221 Brickell Avenue
                                       Miami, Florida 33131
                                       Attention:  Gary Epstein, Esq.
                                       Telecopy No.:  (305) 579-0717
                                       Confirm No.:  (305) 579-0500

         SECTION 9.03. INTERPRETATION. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "INCLUDE," "INCLUDES" or "INCLUDING" are used in this Agreement, they shall be deemed to be followed by the words "WITHOUT LIMITATION." The phrase "MADE available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries taken as a whole. Notwithstanding the foregoing, a material adverse change or material adverse effect:

                  (a) shall not include (i) any material adverse change or material adverse effect caused by any change resulting from the announcement of the Merger, (ii) changes in general economic conditions or changes affecting generally the industries in which the Company operates, (iii) changes in trading prices for such party's capital stock, (iv) shareholder litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, or (v) the impact of changes in GAAP; but

                  (b) with respect to the Company, shall in any case include any change, effect, condition, circumstance or fact as to which a representation, warranty or closing condition applies (without regard to exceptions for a material adverse effect) which would singly or in conjunction with any other change, effect, condition, circumstance or fact as to which a representation, warranty or closing condition applies (without regard to exceptions for a material adverse effect) either (i) prohibit or prevent, or be reasonably expected to prohibit or prevent, the continued operation in a manner consistent with the Company's past practices of any Company store or stores by Buyer following Closing which store or stores had aggregate sales revenues during the Company's fiscal year ended January 31, 2001, of more than $4.0 million; or (ii) result, or be reasonably expected to result (not including any resulting from changes in accounting methods that are not deviations from GAAP) in a liability or obligation of more than $4.0 million (provided, however, that, without limiting the foregoing, the liabilities and obligations to be aggregated in clause (ii) shall include (x) all amounts necessary to bring the Company into compliance with its representations and warranties made in Section 3.10 of this Agreement without regard to any disclosure made in Section 3.10 of the Company Disclosure Schedule and (y) all amounts reasonably required to be paid to obtain landlord consents required in order to effect the transactions contemplated by this Agreement).

         Whenever "TO ITS KNOWLEDGE," "KNOWN" or a similar phrase is used to qualify a representation of the Company or Buyer, as the case may be, the "KNOWLEDGE" so referred to shall be deemed to be each and both of (a) the actual knowledge of the executive offices of the Company or Buyer, as the case may be, and (b) the knowledge that any of the foregoing persons would reasonably be expected to acquire in the prudent discharge of his or her duties with respect to the Company or Buyer, as the case may be.

         SECTION 9.04. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         SECTION 9.05. ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.10, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.06. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida and, to the extent provided herein, the Corporation Law, without regard to any applicable conflicts of law.

         SECTION 9.07. PUBLICITY. Except as otherwise required by law or the rules of the Nasdaq National Market, for so long as this Agreement is in effect, neither the Company, Acquisition Sub nor Buyer shall, nor shall the Company permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         SECTION 9.08. ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Acquisition Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Buyer or to any direct or indirect wholly owned subsidiary of Buyer so long as Buyer or such assignee also assumes all of Acquisition Sub's obligations under this Agreement and Buyer acknowledges to the Company in a way satisfactory to the Company that Buyer will cause such assignee to satisfy all of such obligations. Acquisition Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

         SECTION 9.09. ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Florida in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the State of Florida. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

         SECTION 9.10. NO REMEDY IN CERTAIN CIRCUMSTANCES. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VIII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                 *** signatures appear on the following page ***

         IN WITNESS WHEREOF, Buyer, Acquisition Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                          TWEETER HOME ENTERTAINMENT GROUP, INC.

                          By: /s/ Joseph McGuire
                             --------------------------------------------------
                               Joseph McGuire, Vice President and Chief
                               Financial Officer


                          TWT ACQUISITION CORP.

                          By: /s/ Joseph McGuire
                             --------------------------------------------------
                               Joseph McGuire, President


                          SOUND ADVICE, INC.

                          By: /s/ Peter Beshouri
                             --------------------------------------------------
                               Peter Beshouri, President